SHARE TRANSFER AGREEMENT

THIS AGREEMENT made this...........day of 19 APR 2023 .... by and between:

CHOO KEAM HUI

Of No 50 Jalan 9/155B, Taman Esplanad, Bukit Jalil 57000, Kuala Lumpur, W.Persekutuan (KL), Malaysia (hereinafter referent to as the Transferor) on the one part

And,

Starbox Group Holdings Ltd.

Of Suite 102, Cannon Place, North Sound Rd., George Town, Grand Cayman, Cayman Islands (hereinafter referent to as the Transferee) on the one part;

WITNESSETH

WHEREAS the Transferor is the registered owner of 50,000 shares, numbered 1 through 50,000 of US$1.00 par value each, in **Starbox International Ltd.**, a company duly organized and in good standing under the laws of the British Virgin Islands, represented on share certificate No. 1 dated 29th March 2023.

AND WHEREAS the Transferor has agreed to transfer the shares to the Transferee subject to the terms and conditions hereof;

NOW THEREFORE IT IS AGREED THAT:

1) The Transferor herewith transfer 50,000 shares, numbered 1 through 50,000 of US$1.00 par value each, No. 1 dated 29th March 2023 to the Transferee for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged.

2) The Transferee acknowledges that she is to request the company to enter her as the new owner of these shares in the register of members of by providing a copy of this executed agreement to the director(s), and that the company is under no obligation to treat the Transferee as the new owner of these shares until such time as the request made and the appropriate entries in the registered of members have be completed.

Signed Sealed and Delivered this .... day of 19 APR 2023 ....

Witness

CHOO KEAM HUI
Transferor

Witness

Starbox Group Holdings Ltd.
Transferee